UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2007

UNIVERSAL HOSPITAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-20086	41-0760940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 France Avenue South, Suite 275 Edina, Minnesota	55435-5228
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 893-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On April 2, 2007, Universal Hospital Services, Inc. announced the completion of its previously announced acquisition of the assets of the ICMS division of Intellamed, Inc. (“Intellamed”) and the assumption by UHS of certain liablities in connection therewith on April 1, 2007 for a purchase price of $14.4 million in cash, subject to certain adjustments and a holdback. UHS paid two equal advances totaling $1 million in cash of the purchase price to Intellamed on each of February 23, 2007 and February 28, 2007, which were repaid in full to UHS at closing. In addition, subject to certain conditions, UHS is to pay earnout consideration to Intellamed during the first and second 12 full consecutive month periods following the April 1, 2007 closing date. All of the foregoing was in accordance with the Asset Purchase Agreement dated as of February 23, 2007 and the letter agreement dated February 27, 2007 between UHS and Intellamed.

UHS funded the purchase price with a loan under its amended credit agreement with General Electric Capital Corporation, as agent for the lenders, and the lenders party thereto.

A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press release issued by Universal Hospital Services, Inc. on April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Universal Hospital Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2007	UNIVERSAL HOSPITAL SERVICES, INC.

By: /s/ Rex T. Clevenger
Rex T. Clevenger
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Universal Hospital Services, Inc. on April 2, 2007